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                                                                    EXHIBIT 10.8




                              CONSULTING AGREEMENT

        CONSULTING AGREEMENT dated as of March 18, 1997 between Exchange Applications, Inc., a Delaware corporation (the "COMPANY"), and Exchange Marketing Group, LLC, a Massachusetts limited liability company ("EMG").

                                    RECITALS

        The Company has engaged in the business of, among other things, providing database marketing strategy and marketing program implementation consulting services to third parties. The Company is discontinuing such business. The members and employees of EMG were formerly employees of the Company that provided such consulting services to third parties on behalf of the Company. The Company wishes to hereby engage EMG to continue to provide such consulting services to the Company's existing clients in order to complete the consulting assignments that the Company has heretofore been engaged by such persons to provide. EMG is willing to provide such services to such of the Company's existing clients on the terms and conditions set forth herein.

        NOW, THEREFORE, in consideration of the mutual promises set forth herein, the parties agree as follows:

        1.     PROVISION OF CONSULTING SERVICES; COMPENSATION.

        (a) The Company hereby engages EMG to provide to the persons listed on SCHEDULE 1 hereto (such persons being collectively referred to as the "EXISTING CLIENTS") on the Company's behalf, and EMG hereby agrees to provide to the Existing Clients on the Company's behalf, the database marketing strategy and marketing program implementation consulting services (database marketing strategy and marketing program implementation consulting services being referred to herein as "CONSULTING SERVICES") of the type and scope as the Company has heretofore been engaged by such persons to provide. The Company shall concurrently herewith transfer and deliver to EMG all of the Company's records, files, data and other information and materials with respect to the Existing Clients that is necessary in connection with EMG's providing Consulting Services to the Existing Clients as contemplated hereby.

        (b) In consideration for providing Consulting Services hereunder, the Company shall pay to EMG the following amounts:

               (i) The sum of $71,400 concurrently herewith, such sum to be delivered to EMG by the Company on the date hereof in immediately available funds;

               (ii) The sum of $10,000, such sum or portions thereof to be delivered to EMG by the Company in immediately available funds at such times and in such portions as the Company shall receive payment of amounts due from Invesco Funds, Inc. on account of Consulting Services heretofore provided by the Company to Invesco Funds, Inc.;

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               (iii)   An amount equal to the payments received from each of the
        Existing Clients listed on SCHEDULE 1 up to the amount set forth next to each such Existing Client's name on SCHEDULE 1, plus in each case (i) additional fees arising from the extension of any of the projects referenced on SCHEDULE 1 and (ii) an additional amount equal to the out-of-pocket expenses that EMG incurs in providing Consulting Services hereunder to such Existing Clients on behalf of the Company, all such amounts or portions thereof to be delivered to EMG by the Company in immediately available funds at such times and in such portions as the Company shall receive such payments.

        (c) The Company shall from time to time hereafter promptly upon EMG's request prepare and send to each of the Existing Clients an invoice in such form as EMG shall request billing the Existing Clients for the Consulting Services provided by EMG in accordance with this Agreement up to the amounts set forth on
SCHEDULE 1 and for the out-of-pocket expenses incurred by EMG in providing such Consulting Services.

        (d) The Company shall use its reasonably diligent efforts consistent with past practices to collect the amounts described in Section 1(a)(iii) from the Existing Clients and (ii) the $10,000 due to the Company from Invesco Funds, Inc. as described in Section 1(a)(ii). If the Company is for any reason unable to collect any such amounts within 90 days of the date of the invoice therefor, EMG shall have the right, as the Company's agent, to undertake to collect such amounts in a commercially reasonable manner.

        (e) EMG shall reimburse the Company for any out-of-pocket costs and expenses incurred by the Company in connection with the collection efforts required by paragraph (d). EMG acknowledges and agrees that EMG shall bear the risk of non-collection of payments from any Existing Clients or Invesco Funds, Inc., and that EMG shall not look to the Company for any reimbursement or indemnification of amounts that Invesco Funds, Inc. or any Existing Client fail to pay.

        2.     INDEMNIFICATION.

        (a) EMG hereby agrees to indemnify and hold the Company and each of its directors, officers, agents and representatives harmless from and against any and all liabilities, demands, claims, losses, actions or causes of action, suits, amounts paid in settlement actually and reasonably incurred, assessments, damages, fines, taxes, penalties, costs and expenses, including, without limitation, reasonable attorney's fees, incurred or suffered by the Company or any of its directors, officers, agents and representatives arising in connection with or resulting from any third party claim naming the Company or any of its directors, officers, agents or representatives as a party and relating to (i) Consulting Services heretofore or hereafter rendered to the Existing Clients by or on behalf of the Company with respect to the projects described on SCHEDULE 1 or (ii) any Consulting Services rendered to any person by EMG at any time after the date hereof.

        (b) The Company hereby agrees to indemnify and hold EMG and its managers, agents and representatives harmless from and against any and all liabilities, demands, claims, losses, actions or causes of action, suits, amounts paid in settlement actually and reasonably


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incurred, assessments, damages, fines, taxes, penalties, costs and expenses, including, without limitation, reasonable attorney's fees, incurred or suffered by EMG, its managers, agents and representatives, arising in connection with or resulting from any third party claim naming EMG or any of its managers, agent or representatives as a party and relating to (i) the Company's products, including, without limitation, the development, marketing, sale and installation thereof, and (ii) systems integration and other services (except for Consulting Services heretofore rendered to the Existing Clients by the Departing Persons (as hereafter defined) on behalf of the Company with respect to the projects described on SCHEDULE 1) that the Company has heretofore rendered or may hereafter render to third parties, including, without limitation, the Existing Clients.

        3.     NON-COMPETITION.

        (a) EMG hereby covenants and agrees that it will not during the three year period ending on the third anniversary of the date of this Agreement (such period being referred to as the "NON-COMPETE PERIOD") compete directly or indirectly with the Company in the business of developing database marketing software ("SOFTWARE") or of providing systems integration services (such businesses being referred to as "COMPANY BUSINESSES") anywhere in the United States or Canada. Without limiting the generality of the foregoing, EMG shall not during the Non-Compete Period (1) engage in or have any interest, directly or indirectly, as owner, partner, member, manager, sales representative, stockholder, capital investor, lender, lessor, renderer of consultation services or advice, either alone or in association with others, in Company Businesses,
(2) solicit any Company employees to leave the employ of the Company, (3) solicit any Company employees to become employees of any other person or entity, or (4) solicit any customer of the Company with respect to the Company Businesses. Notwithstanding the foregoing, EMG shall not be prohibited from holding legally or beneficially up to two percent (2%) of the outstanding shares of any series or class of securities of any person that engages in Company Businesses, which securities of such series or class are publicly traded in the securities markets. Nothing herein shall be deemed to prohibit EMG from providing Consulting Services to third parties who are engaged in Company Businesses (such third parties being referred to as "COMPANY COMPETITORS") or from providing Consulting Services to persons in association with Company Competitors that are selling to such persons Software or providing to such persons systems integration services, provided that EMG does not violate Section 4 below. The Company acknowledges that there may be some limited amount of activity engaged in by EMG incidental to EMG providing Consulting Services that could be characterized as being part of the Company Businesses, and that such activities of such scope shall not be prohibited by this Section 3(a).

        (b) The Company hereby covenants and agrees that it will not during the Non-Compete Period compete directly or indirectly with EMG in the business of providing Consulting Services anywhere in the United States or Canada. Without limiting the generality of the foregoing, the Company shall not during the Non-Compete Period (1) engage in or have any interest, directly or indirectly, as owner, partner, member, manager, sales representative, stockholder, capital investor, lender, lessor, renderer of consultation services or advice, either alone or in association with others, in the business of providing Consulting Services, (2) solicit



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any member or employee of EMG to withdraw as a member of, or leave the employ of, EMG, (3) solicit any of the members or employees of EMG to become employees of any other person or entity, or (4) solicit any customer of EMG with respect to the provision of Consulting Services. Notwithstanding the foregoing, the Company shall not be prohibited by this Agreement from holding legally or beneficially up to two percent (2%) of the outstanding shares of any series or class of securities of any person that engages in the business of providing Consulting Services, which securities of such series or class are publicly traded in the securities markets. Nothing herein shall be deemed to prohibit the Company from selling Software or providing systems integration services to third parties who are engaged in the business of providing Consulting Services (such third parties being referred to as "EMG COMPETITORS") or from selling Software or providing systems integration services to persons in association with EMG Competitors that are providing Consulting Services to such persons. EMG acknowledges that there will necessarily be some limited amount of Consulting Services provided by the Company incidental to the Company Businesses, and that providing Consulting Services of such scope shall not be prohibited by the foregoing this Section 3(b).

        4. NON-DISCLOSURE. EMG acknowledges that some of its employees have had access to certain confidential and proprietary information belonging to the Company relating to the Company Businesses, including inventions, products, processes, methods, techniques, projects, developments, plans, research data and computer programs, relating to the following:

        - improvements and enhancements to the Value Exchange Business Model and supporting materials;

        - improvements and enhancements to the Customer and Employee Value Optimization Processes and supporting materials;

        - improvements and enhancements to the Segment Investment Management Workstation concept and ValEx prototype developed by the Company or Grant & Partners, Inc. ("GPI") and various supporting materials and proprietary developments of such concept and prototype developed by the Company;

        - the Company's Business Model Benchmarking Survey methodology, all best practices data and supporting materials;

        - reports, presentations, training programs, and software developed by the Company or improvements and enhancements to such as has been developed by GIP for its clients or prospects, or for internal or external publication; and

        - the Company's financial data, personnel data, customer and supplier lists.

        All such information shall be referred to herein as "PROPRIETARY INFORMATION".


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        EMG will not disclose any Proprietary Information to others or use the same for any unauthorized purpose without the written approval of the Company, unless and until such Proprietary Information has become public knowledge without fault of EMG or any of its employees. Notwithstanding the foregoing, in no event shall EMG be prohibited from using any Proprietary Information that has historically been used by the Departing Persons in engaging in any business other than Company Businesses.

        5.     OFFICE SERVICES.

        (a) From and after the date hereof, the Company shall make available to EMG for EMG's use that portion of the Company's office space located at 695 Atlantic Avenue, Boston, Massachusetts together with all associated furnishings, computer and other equipment that is presently utilized by EMG's members and employees whom the Company formerly employed (the "DEPARTING PERSONS") and otherwise commonly designated as the "marketing area", and furnish to EMG in connection therewith office supplies, telephony, facsimile, e-mail and other telecommunications services, postage, photocopying facilities and accounting, receptionist, computer maintenance and clerical services to the same extent that the Departing Persons have heretofore been furnished such supplies, facilities and services by the Company in connection with their employment by the Company.

        (b) In consideration for the Company's making available to EMG the office space, furnishings, equipment, supplies, facilities and services described in Section 4(a) (collectively, all of the foregoing is referred to as the "OFFICE SERVICES"), EMG shall pay to the Company $10,000 for each calendar month that EMG shall utilize the Office Services, such amount to be PRO RATED for any partial month during which EMG shall utilize the Office Services. EMG shall pay such amount to the Company on the last business day of each calendar month during which EMG shall utilize the Office Services, with the first such payment to be made on March 31, 1997 and on the date on which such utilization ceases.

        (c) EMG agrees to utilize the Office Services through December 31, 1997; provided that the Company may terminate the Office Services by giving EMG not less than 120 days prior written notice of such termination. After December 31, 1997, EMG may cease utilizing the Office Services, or the Company may terminate the Office Services, by giving the other party not less than 120 days' prior written notice. The Company and EMG shall share equally the moving costs incurred by EMG upon EMG's ceasing to utilize the Office Services for any reason, such costs to include only the actual packing and shipping costs reasonably incurred in physically transporting EMG's tangible personal property from the Company's offices to EMG's new location.

        6. EFFECTIVE DATE. To the extent not prohibited by applicable law, this Agreement shall be deemed effective for all tax, accounting and reporting purposes as of March 1, 1997.

        7. LEGAL FEES. The Company shall pay up to $30,000 of the amount of all legal fees and expenses owing to Edwards & Angell in connection with this Agreement and the transactions contemplated hereby and related matters.


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        8.     NOTICES.

        (a) All notices, requests, consents and other communications hereunder shall be in writing and (i) during such time as EMG shall be utilizing the Office Services, shall be personally delivered to the office of Andrew J. Frawley, in the case of communications to the Company, and to the office of Michael J. Feldman, in the case of communications to EMG, and (ii) following such time as EMG shall cease utilizing the Office Services, shall be personally delivered or sent by facsimile machine, commercial or U.S. Postal Service overnight delivery service (provided the sender is able to obtain a receipt upon delivery thereof) or mailed first-class, registered or certified mail, postage prepaid:

               (i)     If to the Company, to it at the following address:

                       Andrew J. Frawley, President
                       Exchange Applications, Inc.
                       695 Atlantic Avenue
                       Boston, MA  02111
                       Facsimile No. (617) 443-9143

               (ii) If to EMG, to it at the address or facsimile number provided to the Company for such purpose.

        (b) Notices shall be deemed given upon the earlier to occur of the following: (i) receipt by the party to whom such notice is directed, (ii) if sent by facsimile machine, at 5 o'clock p.m. eastern time of the day (other than a Saturday, Sunday or legal holiday in the jurisdiction in which the recipient of the notice resides) on which such notice is sent, (iii) on the next day (other than a Saturday, Sunday or legal holiday in the jurisdiction in which the recipient of the notice resides), if sent by overnight delivery service, or (iv) on the third day following deposit thereof with the U.S. Postal Service, as registered mail (return receipt requested) as aforesaid. Each party, by notice duly given in accordance herewith, may specify a different address for the giving of any notice hereunder.



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        9.     WAIVER, AMENDMENT, REMEDIES.

        (a) No delay on the part of either party in the exercise of any right, power, privilege or remedy hereunder shall operate as a waiver thereof, nor shall any exercise or partial exercise of any such right, power, privilege, or remedy preclude any further exercise thereof or the exercise of any other right, power, privilege or remedy.

        (b) No amendment to or waiver of any provision of this Agreement, and no consent to any departure by either party therefrom, shall be effective in any event unless the same shall be in writing and signed by the party sought to be charged therewith, and then such amendment, waiver, or consent shall be effective only in the specific instance, and for the purpose, for which given.

        10. ENTIRE AGREEMENT. This Agreement embodies the entire agreement and understanding among the parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof.

        11. PARTIES IN INTEREST. This Agreement shall inure to the benefit of and shall be binding upon the parties hereto and their respective successors and assigns; PROVIDED, HOWEVER, that the provisions of Section 3 shall terminate and be of no further force or effect upon either (i) the sale of the Company or EMG, whether by merger, sale of assets, issuance or sale of stock or membership interests, as the case may be, or otherwise, such that one or more persons (whether or not they are Company Competitors or EMG Competitors) who are not as of the date hereof stockholders of the Company or members of EMG hereafter obtain 50% or more of the voting power or power to direct the management and disposition of the Company or EMG or (ii) the initial public offering by the Company of any class or series of its capital stock. No person other than the parties hereto is intended to be benefited hereby or is entitled to rely hereon. There are no third-party beneficiaries of this Agreement.

        12. ENFORCEABILITY. If any term or provision of this Agreement, or the application thereof to any person or entity or circumstance, shall, to any extent, be invalid or unenforceable, the remainder of this Agreement, or application to other persons or entities or circumstances, shall not be affected thereby, and each term and provision hereof shall be enforced to the fullest extent permitted by law. Without limitation of the foregoing if one or more of the provisions contained in Section 3 shall for any reason be held to be excessively broad as to scope, activity or subject so as to be unenforceable at law, such provision or provisions shall be construed by a court of competent jurisdiction by limiting and reducing it or them so as to be enforceable to the maximum extent compatible with the applicable law as it shall then appear.

        13. COUNTERPARTS. This Agreement may be executed simultaneously in one or more counterparts hereof, each of which shall be deemed an original but all of which together shall constitute one and the same agreement.

        14. GOVERNING LAW. This Agreement shall be deemed to be a contract made under seal and shall be construed in accordance with and governed by the laws of the Commonwealth


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of Massachusetts (without giving effect to any conflicts or choice of laws provisions which would cause the application of the domestic substantive laws of any other jurisdiction).

        15. CONSENT TO JURISDICTION (a) THE COMPANY AND EMG EACH HEREBY CONSENT TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE COMMONWEALTH OF MASSACHUSETTS AND THE UNITED STATES DISTRICT COURT FOR THE EASTERN DISTRICT OF MASSACHUSETTS, AS WELL AS TO THE JURISDICTION OF ALL COURTS TO WHICH AN APPEAL MAY BE TAKEN FROM SUCH COURTS, FOR THE PURPOSE OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF ANY OF ITS DUTIES ARISING HEREUNDER OR WITH RESPECT TO THE TRANSACTIONS CONTEMPLATED HEREBY. THE COMPANY AND EMG EACH HEREBY EXPRESSLY WAIVE ANY AND ALL OBJECTIONS IT MAY HAVE AS TO VENUE, INCLUDING, WITHOUT LIMITATION, THE INCONVENIENCE OF SUCH FORUM, IN ANY OF SUCH COURTS. IN ADDITION, THE COMPANY AND EMG EACH CONSENT TO THE SERVICE OF PROCESS BY PERSONAL SERVICE OR U.S. CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, ADDRESSED TO SUCH PARTY AT THE ADDRESS PROVIDED HEREIN.

        16.    WAIVER OF JURY TRIAL.

        THE COMPANY AND EMG EACH HEREBY VOLUNTARILY AND IRREVOCABLY WAIVE THEIR RESPECTIVE RIGHTS TO TRIAL BY JURY IN ANY ACTION BROUGHT ON OR IN CONNECTION WITH THIS AGREEMENT OR WITH RESPECT TO THE TRANSACTIONS CONTEMPLATED HEREBY.




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IN WITNESS WHEREOF, the parties have executed this Agreement under seal as of the day and year first above written.

                                    EXCHANGE APPLICATIONS, INC.


                                    By: /s/ Andrew J. Frawley
                                        ----------------------------------------
                                        Andrew J. Frawley, President

                                    EXCHANGE MARKETING GROUP, LLC


                                    By: /s/ Michael J. Feldman
                                        ----------------------------------------
                                        Michael J. Feldman, Manager




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